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                                                                    EXHIBIT 23.3



          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1999, except as to the reverse stock split described in Note 15 which is as of May 5, 2000, relating to the financial statements of ValiCert, Inc. for the year ended December 31, 1998, which appears in the Registration Statement on Form S-1 (No. 333-37020) and related prospectus, filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP
San Jose, California
January 17, 2001